Exhibit 10.8

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH
THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into and effective as of July 13, 2026 (the “Effective Date”), by and between AGILE CAPITAL FUNDING, LLC (“Agile,” “Lender” or “Holder”), and AMERICAN REBEL HOLDINGS, INC., a Nevada corporation (“AREB,” “Borrower” or the “Company”). Agile and Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Borrower and Lender entered into that certain Secured Promissory Note dated December 4, 2025, as amended from time to time (the “Note”), and except as otherwise provided herein, terms defined in the Note shall have the same meaning when used herein;

WHEREAS, pursuant to the most recent amendment to the Note, Borrower agreed to a weekly payment schedule of $16,775.00 per week, beginning April 15, 2026;

WHEREAS, the Parties desire to settle a portion of the outstanding obligations under the Note through the issuance of shares of Borrower’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of this Agreement;

WHEREAS, as of July 10, 2026, the Company has 21,844,918 shares of Common Stock issued and outstanding;

WHEREAS, the obligations to be settled under this Agreement consist of eleven (11) weekly payments of $16,775.00 each, for a total base debt amount of $184,525.00, resulting in a total settlement amount of $184,525.00 (the “Settlement Amount”);

WHEREAS, the conversion price for the Settlement Amount is $0.1725 per share (the “Conversion Price”), which the Parties acknowledge equals seventy five percent (75%) of the the lowest traded price in the five (5) day pricing period;

WHEREAS, based on the Settlement Amount and the Conversion Price, the Company shall issue 1,069,710 shares of Common Stock to Agile, rounded down to the nearest whole share (the “Exchange Shares” or “Settlement Shares”), and the Parties agree that no fractional share or cash adjustment shall be required;

WHEREAS, the Parties acknowledge that the issuance of 1,069,710 Exchange Shares is below the 4.99% beneficial ownership limitation reflected in this Agreement and the Memorandum attached hereto as Exhibit A;

WHEREAS, the Parties agree that the Note and the obligations represented thereby constitute a “security,” as that term is commonly defined under the applicable rules and regulations of the Securities Act of 1933, as amended from time to time (the “Securities Act”), and that Agile is an existing security holder of the Company by virtue of Agile’s ownership of the Note;

WHEREAS, the Note was originally issued on December 4, 2025 and has been held for more than 180 days before the Effective Date, and the Parties intend that the holding period of the Exchange Shares tack to Agile’s holding period of the Note for purposes of Rule 144 under the Securities Act, subject to the requirements and conditions of Rule 144 and applicable law;

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WHEREAS, the transactions contemplated hereby are intended to be effected in compliance with, and to otherwise satisfy, the requirements of Section 3(a)(9) of the Securities Act; and

WHEREAS, other than the surrender, cancellation and settlement of the obligations described herein, no cash or other consideration of any kind whatsoever shall be paid or given by Agile to the Company in connection with this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Recitals and Definitions. Each of the Parties acknowledges and agrees that the recitals set forth above are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement. The “Exchange” means the exchange, surrender, cancellation and settlement of the Settlement Amount in consideration for the issuance of the Exchange Shares to Agile, all on the terms set forth in this Agreement and the Debt Settlement and Equity Conversion Memorandum attached hereto as Exhibit A (the “Memorandum”). The “Settled Installments” means the eleven (11) weekly payments of $16,775.00 each, totaling $184,525.00, that are being settled pursuant to this Agreement.

2. Issuance of Exchange Shares; Settlement Calculations. Pursuant to the terms and conditions of this Agreement, the Company shall issue the Exchange Shares, without a restrictive legend and freely-tradeable to Agile on the Effective Date, July 13, 2026 (the “Issuance Date”), and the Exchange shall occur with Agile surrendering the Settlement Amount to the Company on the Issuance Date. The Exchange Shares shall be delivered via DWAC to Agile’s designated brokerage account. The Parties agree and certify that: (a) the Company has 21,884,918 shares of Common Stock issued and outstanding as of the Effective Date; (b) the Settled Installments equal $184,525.00; (c) the total Settlement Amount equals $184,525.00; (d) the Conversion Price equals $0.1725 per share; and (e) $184,525.00 divided by $0.1725 equals 1,069,710.144 shares, resulting in 1,069,710 Exchange Shares after rounding down to the nearest whole share. The Parties agree that issuance of 1,069,710 Exchange Shares shall fully satisfy the Settlement Amount and that no fractional share, cash payment or other adjustment shall be required for the fractional remainder. This Agreement documents a one-time settlement and exchange event effective as of the Effective Date and does not create a recurring or ongoing conversion obligation.

3. Effect of Settlement; Remaining Note Balance. Upon issuance of the Exchange Shares, the Settlement Amount of $184,525.00 shall be deemed fully satisfied. The Parties acknowledge that, before giving effect to this Agreement, the outstanding balance under the Note was $334,500.00. The Settled Installments shall reduce such outstanding principal balance by $184,525.00, resulting in a remaining outstanding principal balance of $149,975.00 under the Note. Except as expressly settled, amended or modified by this Agreement, all remaining obligations under the Note, including the remaining principal balance of $149,975.00, shall remain in full force and effect.

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4. Beneficial Ownership Limitation. The Company shall not issue, and Agile shall not receive, Exchange Shares to the extent such issuance would cause Agile to beneficially own more than 4.99% of the issued and outstanding Common Stock of the Company, calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. The Parties acknowledge that the Memorandum reflects a maximum permitted ownership threshold of 1,090,061 shares and that the issuance of 1,069,710 Exchange Shares is below such threshold. The Company represents that, assuming Agile owns no shares of the Company’s Common Stock as of the date of this Agreement, the issuance of the Exchange Shares will not result in Agile exceeding the 4.99% beneficial ownership limitation.

5. Closing. The closing of the Exchange shall occur on the Effective Date by means of the exchange by email of PDF documents and counterpart signature pages, and shall be deemed completed as of the Effective Date upon execution and delivery of this Agreement by both Parties and delivery of issuance instructions to the Company’s transfer agent.

6. Section 3(a)(9); Holding Period, Tacking and Legal Opinion. The Parties intend that the Exchange shall qualify as an exchange exempt from registration pursuant to Section 3(a)(9) of the Securities Act. In furtherance thereof, the Company represents and agrees that: (a) the Company is the issuer of the Note and the Exchange Shares; (b) Agile is an existing security holder of the Company by virtue of its ownership of the Note; (c) the Exchange Shares are being issued exclusively in exchange for and upon the surrender, cancellation and settlement of the Settlement Amount; (d) no cash or other consideration is being paid by Agile to the Company in connection with the Exchange; (e) no commission or other remuneration has been or will be paid or given directly or indirectly for soliciting the Exchange; and (f) the Exchange is not being effected in a case under Title 11 of the United States Code. The Exchange Shares are being issued in substitution for and in exchange for the settled portion of the Note obligations, and this Agreement shall not constitute a novation or accord and satisfaction of the Note except solely to the extent of the Settlement Amount expressly described herein. For purposes of Rule 144 under the Securities Act, the holding period of the Exchange Shares shall include Agile’s holding period of the Note from December 4, 2025, subject to applicable law, and the Company agrees not to take a position contrary to this Section 7 in any document, statement, setting or situation. Subject to applicable law, delivery of customary documentation by Agile, and the reasonable determination of Company counsel or Holder’s counsel, the Company shall cooperate with Agile and the Company’s transfer agent with respect to any Rule 144 legal opinion and issuance or legend removal process for the Exchange Shares. The Company acknowledges and understands that the representations and agreements of the Company in this Section 7 are a material inducement to Agile’s decision to consummate the transactions contemplated herein. In furtherance thereof, counsel to Agile shall provide an opinion that the Exchange Shares may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions which opinion shall be reasonably acceptable to counsel to the Company (“Rule 144 Opinion”). The Company will cover all costs and fees incurred by Agile) with respect to the issuance of the Exchange Shares, including, without limitation, the DWAC of common shares to the brokerage accounts designated by Agile, and any transfer agent fees associated with the transactions contemplated hereunder.

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7. Company’s Representations, Warranties and Agreements. In order to induce Agile to enter into this Agreement, Company, for itself and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) The Company, and each of its subsidiaries, is a corporation and/or company duly organized, validly existing and in good standing under the laws of each respective jurisdiction for which the Company and each of its subsidiaries was incorporation and/or organized, as applicable and each of them has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as now being conducted. The Company, and each of its subsidiaries, is duly licensed or qualified and in good standing (or equivalent status as applicable) in each jurisdiction in which the assets owned or leased by it or the character of its activities require it to be licensed or qualified or in good standing (or equivalent status as applicable), except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(b) The Company, and each of its subsidiaries, has the requisite corporate power and authority to enter into and perform such parties requisite obligations under this Agreement and to issue the Exchange Shares in accordance with the terms hereof. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, any of the Company’s Board of Directors or its stockholders is required. Once executed, this Agreement will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

(c) The authorized capital stock of the Company, inclusive of common and preferred classes, and the shares thereof issued and outstanding were as set forth in the Commission Documents as of the dates reflected therein. There are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act, except as set forth in the Commission Documents. No securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements or as disclosed in the Commission Documents. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities, or with respect to equity securities issued pursuant to compensatory plans or arrangements, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein, except as disclosed in the Commission Documents. The Company has filed with the Commission true and correct copies of the Company’s Certificate of Incorporation as in effect on the Delivery Date (the “Charter”), and the Company’s Bylaws as in effect on the Delivery Date (the “Bylaws”).

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(d) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Company’s Charter or Bylaws, (ii) conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or is bound, (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries (including federal and state securities laws and regulations and the rules and regulations of the over-the counter markets). Except as specifically contemplated by this Agreement or as may be required under any federal or applicable state securities laws and applicable rules of any over-the counter market for which the Company’s Common Stock trades, the Company is not required under any federal, state or local rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or to issue the Common Stock to Agile in accordance with the terms hereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the Delivery Date).

(e) the Exchange Shares, when issued, will be duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, subject to any restrictions imposed by applicable securities laws.

(f) Company has not received any consideration in any form whatsoever for entering into this Agreement other than the surrender, cancellation and settlement of the Settlement Amount.

(g) Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Company related to this Agreement or the Exchange.

(h) Except as disclosed in the Commission Documents, since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Commission Documents, (a) there has not occurred any Material Adverse Effect, or any development that would result in a Material Adverse Effect, and (b) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice in all material respects.

(i) the issuance of the Exchange Shares does not exceed Agile’s 4.99% beneficial ownership limitation based on the issued and outstanding shares of Common Stock as of the Effective Date and the ownership representation of Agile.

(j) the Exchange accurately reflects satisfaction of the Settlement Amount and the related reduction of the principal balance of the Note described herein.

(k) the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all filings required to be filed with or furnished to the Commission by the Company under the Securities Act or the Exchange Act, including those required to be filed with or furnished to the Commission under Section 13(a) or Section 15(d) of the Exchange Act. As of the date of this Agreement, no subsidiary of the Company is required to file or furnish any report, schedule, registration, form, statement, information or other document with the Commission. As of its filing date, each Commission Document filed with or furnished to the Commission prior to the date hereof and as of the Delivery Date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the date hereof and the Delivery Date, on the date of such amended or superseded filing). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

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(l) The consolidated financial statements of the Company included or incorporated by reference in the Commission Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its then consolidated Subsidiaries as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its then consolidated Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved. The summary consolidated financial data included or incorporated by reference in the Commission Documents present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated by reference in the Commission Documents, as of and at the dates indicated. The pro forma condensed combined financial statements and the pro forma combined financial statements and any other pro forma financial statements or data included or incorporated by reference in the Commission Documents comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Commission Documents that are not included or incorporated by reference as required. the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in Commission Documents which are required to be described in the Commission Documents. All disclosures contained or incorporated by reference in the Commission Documents, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(m) The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar federal or state bankruptcy law or law for the relief of debtors, nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other federal or state bankruptcy law or any law for the relief of debtors.

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(n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject other than proceedings that would have a Material Adverse Effect on the Company and its subsidiaries, individually or in the aggregate, and there are no statutes, regulations, contracts or other documents that are required to be described in any of the Commission Documents or to be filed as exhibits to any of the Commission Documents that are not described or filed as required.

(o) Neither the Company nor any of its subsidiaries have received written notice that any of such entities is/are not conducting its business in compliance with all laws, rules and regulations of the jurisdictions in which the Company or any of its subsidiaries is conducting business that are applicable to the Company or any of its subsidiaries, or any of their respective businesses or properties, except where such non-compliance with such laws, rules and regulations would not result in a Material Adverse Effect.

(p) The Company confirms that neither it nor any other person acting on its behalf has provided Agile or the Collateral Agent or any of its agents, advisors or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information concerning the Company or any of its subsidiaries.

(q) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is not in receipt of an outstanding notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. The Common Stock is eligible for participation in the DTC book entry system and have shares on deposit at DTC for transfer electronically to third parties via DTC through the Direct Registration System (“DRS”) or Deposit/Withdrawal at Custodian (“DWAC”) delivery system. the Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock are being imposed or is contemplated.

(r) The Company has not relied on and is not relying on any representations, warranties or other assurances regarding Agile other than the representations and warranties expressly set forth in this Agreement.

(s) The Company warrants, represents, and agrees that in executing this Agreement, it does so with full knowledge of the Company’s rights, and that the Company has received, or has had the opportunity to receive, independent legal, tax, and business advice as to these rights. The Company has executed this Agreement as the result of arm’s length negotiations conducted by and among the Parties and their respective counsel or advisors, and free of any fraud, duress, or undue influence.

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8. Agile’s Representations, Warranties and Agreements. In order to induce the Company to enter into this Agreement, Agile, for itself and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Agile has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action; (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Agile hereunder; (c) Agile understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Agile’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Agile set forth herein in order to determine the availability of such exemptions and Agile’s eligibility to acquire the Exchange Shares; (d) Agile understands that no United States federal or state agency or any other governmental authority has passed upon or endorsed the merits, fairness or suitability of the Exchange Shares; (e) Agile is acquiring the Exchange Shares for investment purposes and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares; (f) Agile owns the settled portion of the Note obligations free and clear of any liens, claims or encumbrances and has full right and authority to surrender such obligations in exchange for the Exchange Shares; and (g) the issuance of the Exchange Shares shall not result in Agile beneficially owning more than 4.99% of the issued and outstanding Common Stock of the Company.

9. Certain Definitions. Capitalized terms used in this Agreement shall have the meanings ascribed to such terms as set forth below:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 of the Securities Act.

(b) “Business Day” means any day other than (i) Saturday or Sunday and (ii) any other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

(c) “Commission Documents” shall mean those documents filed by the Company with the Securities and Exchange Commission since the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. For purposes of this Agreement, all references to a registration statement (on any form), or prospectus, or to any amendment or supplement thereto, or any other document filed by the Company pursuant to the Securities Act or the Exchange Act, shall be deemed to include the most recent copy of any such document filed with the Commission through its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications system used by the Securities and Exchange Commission (collectively, “EDGAR”).

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(e) “Material Adverse Effect” means (i) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated hereby, (ii) any condition, occurrence, state of facts or event having, or insofar as reasonably can be foreseen would likely have, any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole, and/or (iii) any condition, occurrence, state of facts or event that would, or insofar as reasonably can be foreseen would likely, prohibit or otherwise materially interfere with or delay the ability of the Company to perform any of its obligations under this Agreement.

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(f) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

(g) “subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

10. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws specified in the Note. To the extent the Note specifies a forum or venue for disputes, the Parties agree that such forum or venue shall apply to this Agreement. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing Parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and signature pages by facsimile transmission or other electronic transmission, including email, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile transmission or other electronic transmission, including email, shall be deemed original signatures for all purposes.

12. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

13. No Reliance. Company acknowledges and agrees that neither Agile nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors or employees except as expressly set forth in this Agreement. In making its decision to enter into the transactions contemplated by this Agreement, Company is not relying on any representation, warranty, covenant or promise of Agile or its officers, directors, members, managers, equity holders, agents or representatives other than as expressly set forth in this Agreement.

14. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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15. Entire Agreement; Survival of Note. This Agreement supplements the Note and constitutes the entire agreement of the Parties with respect to the subject matter hereof. Except as expressly amended, modified, settled or satisfied by this Agreement, the Note and all remaining obligations thereunder shall remain in full force and effect. If there is any conflict between the terms of this Agreement and the terms of the Note or any other document or agreement between the Parties, the terms of this Agreement shall prevail solely with respect to the Exchange, the Settlement Amount, the Exchange Shares and the matters expressly addressed herein.

16. Amendments; Successors and Assigns. This Agreement may be amended, modified or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Company may not assign this Agreement or any of its obligations herein without the prior written consent of Agile.

17. Time of Essence; Further Assurances. Time is of the essence with respect to each and every provision of this Agreement. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, transfer agent instructions, corporate resolutions, legal opinion support materials and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

18. UCC Release Upon Payoff or Conversion. Upon the full satisfaction, payment in full, or complete conversion of the remaining outstanding balance under the Note (including any amendments thereto), Agile shall immediately, and in no event later than five (5) business days thereafter, take all actions necessary to release and terminate any UCC financing statement or other security interest filing made by Agile against the Company or any of its subsidiary (including Champion Safe Co., Inc.) or their respective assets in connection with the Note, including filing a UCC-3 termination statement or equivalent documentation. Agile agrees to cooperate with the Company and provide any necessary authorizations or documents to effectuate such release. Notwithstanding anything herein to the contrary, the full satisfaction and/or complete conversion of the balance under the Note shall only be satisfied upon the delivery of unrestricted, free-trading shares to Agile’s brokerage account.

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[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:		HOLDER:

AMERICAN REBEL HOLDINGS, INC.		AGILE CAPITAL FUNDING, LLC

By:	/s/ Charles A. Ross, Jr.	By:	/s/ Aaron Greenblott
Name:	Charles A. Ross, Jr.	Name:	Aaron Greenblott
Title:	CEO	Title:	CEO

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EXHIBIT A

DEBT SETTLEMENT AND EQUITY CONVERSION MEMORANDUM

(Pursuant to Secured Promissory Note dated December 4, 2025)

This Debt Settlement and Equity Conversion Memorandum (this “Memorandum”) is entered into and effective as of July 13, 2026 by and between American Rebel Holdings, Inc., a Nevada corporation (“Borrower” or the “Company”), and Agile Capital Funding, LLC (“Lender” or “Holder”). This Memorandum is incorporated into and made a part of the Exchange Agreement to which it is attached.

Settlement Summary

Item	Term
Effective Date / Issuance Date	July 13, 2026
Original Instrument	Secured Promissory Note dated December 4, 2025, as amended
Beginning Note Balance	$334,500.00
Settled Installments	Ten (11) weekly payments of $16,775.00 each
Base Debt Settled	$184,525.00
Settlement Fee	N/A
Total Settlement Amount	$184,525.00
Remaining Principal Balance	$149,975.00
Survival of Note	All remaining obligations under the Note remain in full force and effect unless otherwise amended

Mutual Settlement Market Price Conversion

Item	Term
Issued and Outstanding Common Shares	21,844,918
Five (5) Day Pricing Period	$0.2800
Market Price = Lowest Traded Price	$0.23
Discount = 75% of Market Price	75%
Conversion Price	$0.1725 per share
Share Calculation	$184,525.00 / $0.2564 = 1,069,710 shares
Shares to be Issued	1,069,710 shares of Common Stock, rounded down
Approximate Percentage of Outstanding Shares	Approximately 4.88% of pre-issuance outstanding Common Stock Approximately 4.67% of post-issuance outstanding Common Stock

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Beneficial Ownership Limitation

Item	Term
Beneficial Ownership Cap	4.99%
Maximum Permitted Ownership Threshold	1,090,061 pre-issuance shares, as reflected in the Memorandum
Shares Issued in the Exchange	1,069,710 shares
Compliance	The issuance is below the stated 4.99% limitation

Effect of Mutual Settlement

Upon issuance of the 1,090,061 Mutual Settlement Shares, the $184,525.00 Settlement Amount shall be deemed fully satisfied. The $184,525.00 base debt component shall reduce the outstanding principal balance of the Note from $334,500.00 to $149,975.00. All remaining obligations under the Note shall remain in full force and effect unless otherwise amended.

Representations and Certification

●	The Company has authority to issue Mutual Settlement Shares.
●	The issuance complies with applicable securities laws and is intended to comply with Section 3(a)(9) of the Securities Act.
●	The Note was issued on December 4, 2025 and has been held for more than 180 days before the Effective Date.
●	The Parties intend that the holding period of the Settlement Shares tack to Agile’s holding period of the Note for purposes of Rule 144, subject to applicable law and the requirements of Rule 144.
●	The number of shares issued does not exceed the Holder’s 4.99% beneficial ownership limitation.
●	The Settlement Shares accurately reflect satisfaction of the Mutual Settlement Amount and the debt settlement described herein.
●	This Memorandum is executed in good faith and is intended to serve as official evidence of the settlement, exchange and conversion.

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Exhibit A Signature Acknowledgment

The undersigned acknowledge and certify the settlement, conversion and issuance calculations set forth in this Exhibit A.

BORROWER / COMPANY:		LENDER / HOLDER:

AMERICAN REBEL HOLDINGS, INC.		AGILE CAPITAL FUNDING, LLC

By:	/s/ Charles A. Ross, Jr.	By:	/s/ Aaron Greenblott
Name:	Charles A. Ross, Jr.	Name:	Aaron Greenblott
Title:	CEO	Title:	CEO

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